EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS DECEMBER 2005

OPERATIONAL PERFORMANCE

HOUSTON, Jan. 3, 2006 - Continental Airlines (NYSE: CAL) today reported a December consolidated (mainline plus regional) load factor of 77.7 percent, 1.2 points above last year's December consolidated load factor. The carrier reported a mainline load factor of 78.0 percent, 0.7 points above the December 2004 mainline load factor, and a domestic mainline load factor of 79.7 percent, 2.6 points above December 2004. All three were records for December. In addition, the airline had an international mainline December load factor of 75.8 percent, 1.7 points below December 2004.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 71.0 percent and a systemwide mainline completion factor of 99.7 percent.

In December 2005, Continental flew 7.0 billion consolidated revenue passenger miles (RPMs) and 9.0 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 13.1 percent and a capacity increase of 11.4 percent as compared to December 2004. In December 2005, Continental mainline flew 6.2 billion mainline RPMs and 7.9 billion mainline ASMs, resulting in a mainline traffic increase of 11.9 percent and a mainline capacity increase of 10.9 percent as compared to December 2004. Domestic mainline traffic was 3.5 billion RPMs in December 2005, up 9.2 percent from December 2004, and domestic mainline capacity was 4.4 billion ASMs, up 5.7 percent from December 2004.

For the month of December 2005, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 7.0 and 8.0 percent compared to December 2004, while mainline passenger RASM is estimated to have increased between 5.5 and 6.5 percent compared to December 2004.  For November 2005, consolidated passenger RASM increased 10.3 percent compared to November 2004 while mainline passenger RASM increased 9.1 percent from November 2004.

Continental ended the year with unrestricted cash and short-term investments of approximately $1.95 billion.

Continental's regional operations (Continental Express) had a record December load factor of 75.4 percent, 4.6 points above last year's December load factor. Regional RPMs were 817.2 million and regional ASMs were 1,083.3 million in December 2005, resulting in a traffic increase of 23.1 percent and a capacity increase of 15.6 percent versus December 2004.

Continental Airlines is the world's sixth-largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,000 daily departures throughout the Americas, Europe and Asia, serving 151 domestic and 133 international destinations, more than any other carrier in the world. More than 400 additional points are served via SkyTeam alliance airlines, which include Aeromexico, Air France, Alitalia, CSA Czech Airlines, Delta Air Lines, KLM, Korean Air and Northwest Airlines.  With over 42,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 60 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the second consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2005 list of Most Admired Global Companies. Continental was also included in the publication's annual "Top 50" list, which ranks all companies, across a wide variety of industries, that appear in the Global Most Admired Companies issue. Continental again won major awards at the 2005 OAG Airline of the Year Awards including "Airline of the Year" and "Best Airline Based in North America" for the second consecutive year, and "Best Executive/Business Class" for the third consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2004 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

PRELIMINARY TRAFFIC RESULTS
DECEMBER	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	3,502,067	3,206,641	9.2	Percent

International	2,678,063	2,315,987	15.6	Percent
Transatlantic	1,247,101	1,060,417	17.6	Percent
Latin America	834,568	747,915	11.6	Percent
Pacific	596,394	507,655	17.5	Percent

Mainline	6,180,130	5,522,627	11.9	Percent
Regional	817,187	663,756	23.1	Percent
Consolidated	6,997,317	6,186,384	13.1	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,392,147	4,157,142	5.7	Percent

International	3,531,185	2,987,981	18.2	Percent
Transatlantic	1,598,923	1,305,942	22.4	Percent
Latin America	1,136,087	1,013,296	12.1	Percent
Pacific	796,175	668,744	19.1	Percent

Mainline	7,923,332	7,145,123	10.9	Percent
Regional	1,083,344	937,323	15.6	Percent
Consolidated	9,006,676	8,082,445	11.4	Percent
PASSENGER LOAD FACTOR
Domestic	79.7 Percent	77.1 Percent	2.6	Points

International	75.8 Percent	77.5 Percent	-1.7	Points
Transatlantic	78.0 Percent	81.2 Percent	-3.2	Points
Latin America	73.5 Percent	73.8 Percent	-0.3	Points
Pacific	74.9 Percent	75.9 Percent	-1.0	Points

Mainline	78.0 Percent	77.3 Percent	0.7	Points
Regional	75.4 Percent	70.8 Percent	4.6	Points
Consolidated	77.7 Percent	76.5 Percent	1.2	Points

ONBOARD PASSENGERS
Mainline	3,918,862	3,623,134	8.2	Percent
Regional	1,431,241	1,200,922	19.2	Percent
Consolidated	5,350,103	4,824,056	10.9	Percent

CARGO REVENUE TON MILES (000)
Total	91,771	93,796	-2.2	Percent

PRELIMINARY TRAFFIC RESULTS
FULL YEAR	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	39,940,548	37,921,992	5.3	Percent

International	31,320,573	27,812,409	12.6	Percent
Transatlantic	15,505,590	13,436,769	15.4	Percent
Latin America	9,033,775	8,524,283	6.0	Percent
Pacific	6,781,208	5,851,357	15.9	Percent

Mainline	71,261,121	65,734,401	8.4	Percent
Regional	8,937,931	7,417,383	20.5	Percent
Consolidated	80,199,052	73,151,784	9.6	Percent
AVAILABLE SEAT MILES (000)
Domestic	49,215,104	48,976,441	0.5	Percent

International	40,430,689	35,708,913	13.2	Percent
Transatlantic	19,387,805	16,624,222	16.6	Percent
Latin America	11,997,377	11,573,276	3.7	Percent
Pacific	9,045,507	7,511,415	20.4	Percent

Mainline	89,645,793	84,685,354	5.9	Percent
Regional	11,972,879	10,410,026	15.0	Percent
Consolidated	101,618,672	95,095,380	6.9	Percent

PASSENGER LOAD FACTOR
Domestic	81.2 Percent	77.4 Percent	3.8	Points

International	77.5 Percent	77.9 Percent	-0.4	Points
Transatlantic	80.0 Percent	80.8 Percent	-0.8	Points
Latin America	75.3 Percent	73.7 Percent	1.6	Points
Pacific	75.0 Percent	77.9 Percent	-2.9	Points

Mainline	79.5 Percent	77.6 Percent	1.9	Points
Regional	74.7 Percent	71.3 Percent	3.4	Points
Consolidated	78.9 Percent	76.9 Percent	2.0	Points

ONBOARD PASSENGERS
Mainline	44,939,634	42,742,858	5.1	Percent
Regional	16,076,042	13,739,036	17.0	Percent
Consolidated	61,015,676	56,481,894	8.0	Percent
CARGO REVENUE TON MILES (000)
Total	1,020,350	1,028,409	-0.8	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
DECEMBER	2005	2004	Change
On-Time Performance [1]	71.0%	75.7%	(4.7)	Points
Completion Factor [2]	99.7%	99.7%	-	Points
FULL YEAR	2005	2004	Change
On-Time Performance [1]	76.9%	78.9%	(2.0)	Points
Completion Factor [2]	99.4%	99.6%	(0.2)	Points
November 2005 consolidated breakeven load factor [3]			81.0	Percent
November 2005 year-over-year consolidated RASM change			10.3	Percent
November 2005 year-over-year mainline RASM change			9.1	Percent
December 2005 estimated year-over-year consolidated RASM change			7.0-8.0	Percent
December 2005 estimated year-over-year mainline RASM change			5.5-6.5	Percent
December 2005 estimated average price per gallon of fuel, including fuel taxes			1.84	Dollars
Fourth Quarter 2005 estimated average price per gallon of fuel, including fuel taxes			2.08	Dollars
December 2005 estimated consolidated breakeven load factor [3,4]			70	Percent
December 2005 actual consolidated load factor [5]			77.7	Percent
January 2006 estimated consolidated breakeven load factor [3]			86	Percent
1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage
3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at continental.com in the Investor Relations-
Financial/Traffic Releases section.
4 Gain related to the sale of a portion of our equity interest in Copa Holdings, S.A., parent company of Copa Airlines, in connection with the initial public offering of their shares offset by non-cash settlement charge related to the pilot pension plan reduced consolidated breakeven load factor by 9 points.
5 Includes Continental Airlines and Continental Express
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